U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report                         March 1, 2000
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                             75074
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099




Item 5.     Other Events


     On March 1, 2000, TGC Industries, Inc. ("TGC" or the "Company") announced that its annual meeting of shareholders will be held on Thursday, May 11, 2000. TGC also announced that the Company had received a favorable ruling from Nasdaq that TGC's securities have evidenced compliance with all continued listing criteria and that the Company's securities will continue to be listed on the Nasdaq SmallCap Market.


          Item 7.   Exhibits

               A.   News Release disseminated on March 1, 2000.



Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


March 1, 2000                       By: /s/ WAYNE A. WHITENER
                                        _______________________
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)

























                               EXHIBIT "A"
                              ____________

NEWS RELEASE:

________________________________________________________________________
TGC INDUSTRIES, INC.
Contact: Ken Uselton                                    972-881-1099



            TGC INDUSTRIES, INC. ANNOUNCES DATE
              OF ANNUAL MEETING OF SHAREHOLDERS

Plano, Texas   March 1, 2000. TGC Industries, Inc. ("TGC" or the
"Company") (Nasdaq   TGCI; TGCIP; TGCIW) announced today that its annual
meeting of shareholders will be held on Thursday, May 11, 2000. The record date for the Annual Meeting will be March 15, 2000. Historically, TGC has held its annual meeting in June; however, for efficiency and cost considerations, the Board of Directors of TGC has determined to address matters which were to be voted on at a special meeting of shareholders (as reported in the Company's Form 8-K filing dated December 29, 1999, and in a preliminary proxy statement filed February 11, 2000), at the annual meeting and to move forward the date of the annual meeting to May 11, 2000.

The matters to be voted on at the annual meeting are as follows:

     (1) To elect seven (7) directors to serve until the next annual meeting, two (2) of such directors being new nominees to the Board of Directors selected by WEDGE Energy Services, L.L.C. pursuant to the terms of the Debenture Purchase Agreement in connection with the purchase by WEDGE of a $2,500,000 Convertible Subordinated Debenture in December 1999;

     (2) To consent, by vote of the holders of TGC's outstanding shares of Preferred Stock, voting as a class, to a new series of 8-1/2 % Senior Convertible Preferred Stock. If the consent of the holders of 66-2/3% of the outstanding shares of Preferred Stock is obtained, WEDGE is obligated to convert its $2,500,000 Convertible Subordinated Debenture into such Senior Preferred Stock. Such Debenture is convertible at a price of $1.15 per share;

     (3)  To approve TGC's 1999 Stock Option Plan; and

     (4) To ratify the selection of Grant Thornton, LLP as independent auditors.

TGC's Board of Directors will recommend that the shareholders vote in favor of each of the above matters.

In another matter, TGC has received a favorable ruling from Nasdaq that TGC's securities have evidenced compliance with all continued listing criteria and that the Company's securities will continue to be listed on the Nasdaq SmallCap Market. As previously reported in the Company's Form 8-K filing dated December 29, 1999, the Company had a written hearing before the Nasdaq Listing Qualifications Panel on February 3, 2000. At the close of business on Friday, February 25, 2000, the Company was notified that the Nasdaq Listing Qualifications Panel had made a favorable determination and that the Company's securities would continue to be listed on the Nasdaq SmallCap Market.

TGC, doing business as Tidelands Geophysical, based in Plano, Texas, is a geophysical services company which primarily provides 3-D seismic services to oil and gas companies. TGC, doing business as Exploration Surveys, maintains a geophysical gravity data bank.

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and Exchange Commission filings, and include, without limitation, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, and the potential for fluctuations in oil and gas prices. The forward-looking statements contained herein reflect the current views of the Company's management and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.